SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


         Date of Report (date of earliest event reported):  June 30, 2002



                     MID-WISCONSIN FINANCIAL SERVICES, INC.

              (Exact name of registrant as specified in its charter)



         WISCONSIN              0-18542             06-1169935
      (State or other       (Commission File       (IRS Employer
      jurisdiction of            Number)           Identification
      incorporation)                                   Number)


                            132 WEST STATE STREET
                              MEDFORD, WI 54451

          (Address of principal executive offices, including Zip Code)

                                (715) 748-8300
               Registrant's telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

      On July 19, 2002 Mid-Wisconsin Financial Services, Inc. reported net earnings of $1.1 million or $0.67 per share, for the second quarter ended June 30, 2002, as compared to net earnings of $901,000 or $0.53 per share, for the second quarter ended June 30, 2001.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

          99.1 Press release dated July 19, 2002


Item 9. Regulation FD Disclosure

      On July 19, 2002 Mid-Wisconsin Financial Services, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MID-WISCONSIN FINANCIAL
                                    SERVICES, INC.



Date:  July 19, 2002         By: GENE C. KNOLL
                                 Gene C. Knoll
                                 President and Chief Executive Officer

                                 EXHIBIT INDEX
                                       to
                                    FORM 8-K
                                       of
                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                              dated July 19, 2002
                   Pursuant to Section 102(d) of Regulation S-T
                            (17 C.F.R. 232.102(d))




99.1 Press release dated July 19, 2002

                                                              Exhibit 99.1

Medford, WI - July 19, 2002 -

Mid-Wisconsin Financial Services, Inc. (OTC BB: MWFS) today announced net income for the second quarter ended June 30, 2002 was $1.1 million, up from the $901,000 recorded in the same period in 2001. Diluted earnings per share increased to $0.67 for the second quarter 2002, compared to $0.53 for the same period a year ago.

Operating results for the second quarter 2002 generated an annualized return on average assets of 1.3% and return on average equity of 14.9%. Comparable ratios for the same quarter 2001 were return on average assets of 1.1% and return on average equity of 12.8%.

Net income for the six months ended June 30, 2002 was $2.2 million or $1.32 on a diluted earnings per share basis compared to $1.7 million or $1.01 per share for the six months ended June 30, 2001.

Assets at June 30, 2002 were $348.8 million, compared to $325.6 million for the same period in 2001. Book value per share was $18.31 at June 30, 2002, compared to $16.79 for the same period a year ago. Total loans were $245.6 million, versus $229.4 million at June 30, 2001.

In commenting on the second quarter results, Gene Knoll, President noted, "We are carrying forward the strong performance started in the first quarter 2002 as demonstrated by the 22.2% increase in second quarter earnings over 2001. Loan demand increased throughout the quarter resulting in a 5.8% increase over year-end. Mid-Wisconsin is well positioned for continued success through all of 2002."

Mid-Wisconsin Financial Services, Inc. is a one-bank holding company that operates Mid-Wisconsin Bank headquartered in Medford, Wisconsin with ten retail locations serving markets in Taylor, Clark, Eau Claire, Lincoln, Marathon, Price and Oneida counties Wisconsin. In addition to traditional loan and deposit products, the Bank provides trust services, discount and full-service brokerage services, and pension plan administration.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release, including those relating to the growth of the Company and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of the Company's Form 10-K for the year ended December 31, 2001. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                        Mid-Wisconsin Financial Services, Inc.
                              Quarterly Financial Data
(amounts in thousands, except per share data)

                               2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr
                                2002       2002       2001       2001       2001
Total Assets                   $348.8     $335.0     $340.5     $322.5     $325.6
Total Equity                     31.1       30.2       29.6       29.6       28.5
Total Loans                     245.6      235.5      232.1      226.3      229.4
Net Income                        1.1        1.1        1.1        1.0        0.9

Diluted Earnings Per Share      $0.67      $0.65      $0.63      $0.62      $0.53
Book Value Per Share            18.31      17.84      17.42      17.45      16.79
Market Bid Per Share            27.50      26.30      26.00      25.10      23.23
Dividends Per Share              0.62       0.22       0.22       0.20       0.60